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                                                                    Exhibit 10.1

                              SONUS NETWORKS, INC.
           NOTICE OF GRANT OF STOCK OPTIONS AND STOCK OPTION AGREEMENT
                       UNDER THE 1997 STOCK INCENTIVE PLAN

                         ADDITIONAL TERMS AND CONDITIONS

     1. RELATIONSHIP TO PLAN. The Option is granted pursuant to the Company's 1997 Stock Incentive Plan, as amended (the "Plan"), and is in all respects subject to the terms and conditions of the Plan, a copy of which has been provided to the Optionee (the receipt of which the Optionee hereby acknowledges). Capitalized terms used and not otherwise defined in this Agreement are used as defined in the Plan. The Optionee hereby accepts the Option subject to all the terms and provisions of the Plan. The Optionee further agrees that all decisions under and interpretations of the Plan by the Company will be final, binding, and conclusive upon the Optionee and his or her successors, permitted assigns, heirs, and legal representatives.

     2. VESTING. The Option will vest as follows, provided in each case that the Optionee continues his or her employment with the Company or a subsidiary thereof on the applicable vesting date:

          a. NEW HIRE OPTION GRANT. The option will vest and become exercisable (i) with respect to 25% of the Shares on the first anniversary of the date that Optionee's employment with the Company commences ("Employment Date") and, (ii) with respect to the remaining 75% of the Shares, equal increments of 2.0833% of the Shares shall vest monthly thereafter through the fourth anniversary of the Employment Date;

          b. REFERRAL GRANT. Options granted in connection with the Company's employee referral programs shall vest upon ninety (90) days of employment with the Company by the referred employee.

          c. ALL OTHER OPTION GRANTS. All other Options granted by the Company shall vest and become exercisable (i) with respect to 25% of the Shares on the first anniversary of the Grant Date (as defined in the Notice of Grant of Stock Options and Option Agreement) and,
               (ii) with respect to the remaining 75% of the Shares, equal increments of 2.0833% of the Shares shall vest monthly thereafter through the fourth anniversary of the Grant Date.

A grant to a non-employee Director of the Company shall vest until the effective date of such Director's resignation or removal from the Board of Directors of the Company.

     3.   TERMINATION OF OPTION. The Option will terminate on the earlier of
(a) the tenth anniversary of the Grant Date (or the fifth anniversary of the Grant Date, if the Optionee is a Ten Percent Owner), and (b) if the Optionee's employment relationship with the Company terminates for any reason, the applicable date determined from the following table:

              REASON FOR TERMINATION             OPTION TERMINATION DATE
              ----------------------             -----------------------
     (i)      death of Optionee                  180 days thereafter

     (ii)     total and permanent                180 days thereafter
              disability of Optionee
              (as defined in Section
              22(e)(3) of the Internal
              Revenue Code of 1986,
              as amended)

     (iii)    termination for any                30 days  thereafter
              other reason

Military or sick leave or other bona fide leave will not be deemed a termination of the Optionee's employment relationship with the Company provided that it does not exceed the longer of 90 days or the period during which the

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Stock Option Agreement, cont.


absent Optionee's re-employment rights are guaranteed by statute or by contract.

     4. METHODS OF EXERCISE. Except as may otherwise be agreed by the Optionee and the Company, the Option will be exercisable only by a written notice in form and substance acceptable to the Company, specifying the number of shares to be purchased and accompanied by payment in cash, by certified or bank check or as otherwise permitted by the Plan, of the aggregate purchase price for the shares for which the Option is being exercised.

     5. PARTIAL EXERCISE. Until this Option terminates, you may exercise it as to the number of vested option shares, determined in accordance with Section 2 above and as identified in the table set forth in the Notice of Stock Option Grant and Stock Option Agreement, in full or in part, and from time to time, except that this Option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this Option and a fractional share (or cash in lieu thereof) must be issued to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this Option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this Option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

     6. CHARACTERIZATION OF OPTION FOR TAX PURPOSES; OTHER OPTIONS. Although the Option is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company makes no representation or warranty as to the tax treatment to the Optionee upon receipt or exercise of the Option or sale or other disposition of the shares covered by the Option. In addition, options granted to the Optionee under the Plan and any and all other plans of the Company and its affiliates will not be treated as incentive stock options for tax purposes to the extent that options covering in excess of $100,000 of stock (based upon fair market value of the stock as of the respective dates of grant of such options) become exercisable in any calendar year; and such options will be subject to different tax treatment. This Option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company, but a duplicate original of this instrument shall not effect the grant of another option.

     7. NO OBLIGATION TO EXERCISE OPTION. The grant and acceptance of this Option imposes no obligation on the Optionee to exercise it.

     8. ADJUSTMENT PROVISIONS. In the event of an Acquisition (as defined below), if this Option is assumed or substituted by the Acquiror (as defined below), then the number of Shares that are not then vested shall become accelerated in vesting by 12 months upon the closing of the Acquisition. If this Option is not assumed or substituted by the Acquiror, then the number of shares covered by this Option that are not then vested shall accelerate in full and become immediately exercisable. The Company may in its discretion accelerate the vesting schedule at any time. For the purposes of this Agreement, "Acquisition" shall mean any (i) merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto representing immediately thereafter (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity (the "Acquiror")) less than a majority of the combined voting power of the voting securities of the Company or the Acquiror outstanding immediately after such merger or consolidation, (ii) sale of all or substantially all the assets of the Company or (iii) sale of shares of capital stock of the Company, in a single transaction or series of related transactions, representing at least 80% of the voting power of the voting securities of the Company.

     9. NO OBLIGATION TO CONTINUE EMPLOYMENT. The Company and any related corporation are not by the Plan or this Option obligated to continue the Optionee's employment.

     10. NO RIGHTS AS STOCKHOLDER UNTIL EXERCISE. The Optionee shall have no rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Optionee and is fully paid for. Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

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     11.  COMPLIANCE WITH LAWS. The obligations of the Company to sell and deliver Shares upon exercise of the Option are subject to all applicable laws, rules, and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by government agencies as may be deemed necessary or appropriate by the Board of Directors ("Board") or the relevant committee of the Board.

     12. EARLY DISPOSITION. The Optionee agrees to notify the Company in writing immediately after the Optionee makes a Disqualifying Disposition of any Common Stock received pursuant to the exercise of this Option. A Disqualifying Disposition is any disposition (including any sale) of such Common Stock before the LATER of (a) two years after the date the Optionee was granted this option or (b) one year after the date the Optionee acquired Common Stock by exercising this option. If the Optionee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter. The Optionee also agrees to provide the Company with any information which it shall request concerning any such disposition. The Optionee acknowledges that he or she will forfeit the favorable income tax treatment otherwise available with respect to the exercise of this incentive stock option if he or she makes a Disqualifying Disposition of the stock received on exercise of this option. The Optionee is urged to consult with his or her own individual tax and legal advisors as to the impact upon the exercise of this option as well as a subsequent Disqualifying Disposition.

     13. WITHHOLDING TAXES. If the Company in its discretion determines that it is obligated to withhold tax with respect to a Disqualifying Disposition (as defined in Section 12 of this Agreement) of Common Stock received by the Optionee on exercise of this Option, the Optionee hereby agrees that the Company may withhold from the Optionee's wages the appropriate amount of federal, state, and local withholding taxes attributable to such Disqualifying Disposition. If any portion of this Option is treated as a Nonstatutory option, the Optionee hereby agrees that the Company may withhold from the Optionee's wages the appropriate amount of federal, state, and local withholding taxes attributable to the Optionee's exercise of such Nonstatutory Option. At the Company's discretion, the amount required to be withheld may be withheld in cash from such wages, paid by Optionee directly, or (with respect to compensation income attributable to the exercise of this Option) in kind from the Common Stock otherwise deliverable to the Optionee on exercise of this Option. The Optionee further agrees that, if the Company does not withhold an amount from the Optionee's wages sufficient to satisfy the Company's withholding obligation, the Optionee will reimburse the Company on demand, in cash, for the amount under withheld.

     14. UNREGISTERED SHARES. If, at any time, the shares of Common Stock to be issued upon exercise of this Option (the "Shares") are not effectively registered under the Securities Act of 1933, as amended (the "Securities Act"), then:

          (a) REGISTRATION. The Optionee agrees that if the Company at any time, or from time to time, deems it necessary or desirable to make any registered public offering(s) of shares of Common Stock, then, without the prior written consent of the Company, the Optionee will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Common Stock during the 180 day period commencing on the effective date of the registration statement relating to such registered public offering(s) of shares of Common Stock.

          (b) INVESTMENT REPRESENTATIONS. The Optionee hereby represents, warrants and covenants that upon Optionee's future exercise, in whole or in part, of this Option: (i) the Optionee is purchasing the Shares for his/her own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act, or any rule or regulation under the Securities Act; (ii) the Optionee has had such opportunity, as he/she has deemed adequate to obtain from representatives of the Company such information as is necessary to permit him/her to evaluate the merits and risks of his/her investment in the Company; (iii) the Optionee has sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase; (iv) the Optionee can afford a complete loss of the value of the Shares and is able to bear the economic risk of holding such Shares for an indefinite period; (v) the Optionee understands that (a) the Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the

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Securities Act, (b) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (c) in any event, the exemption from registration under Rule 144 will not be available for at least one year and even then will not be available unless a public market then exists for the Common Stock, adequate information concerning the Company is then available to the public, and other terms and conditions of Rule 144 are complied with; and
(d) there is no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act.

          By making payment upon any exercise of this Option, in whole or in part, the Optionee shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 14.

          (c) LEGEND ON SHARES. The Optionee acknowledges that a legend substantially in the following form will be placed on any certificates representing the Shares:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, transferred or otherwise disposed of in the absence of an effective registration statement under such Act or an opinion of counsel satisfactory to the corporation to the effect that such registration is not required."

     15. GENERAL. This Option may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the Optionee, may be exercised only by the Optionee. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware (without reference to principles of conflicts or choice of law). The captions of the sections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement. This Agreement will bind and inure to the benefit of the parties and their respective successors, permitted assigns, heirs, devisees, and legal representatives. This Agreement supersedes all prior agreements, written or oral, between the Optionee and the Company relating to the subject matter of this Agreement.

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